                                                                      Exhibit 11
                                                                      ----------

                   CALCULATION OF PRIMARY EARNINGS PER SHARE

                                                                 Year Ended April 30,
                                                          1997           1996           1995
                                                      ------------   ------------   ------------

Net earnings                                          $ 47,755,000   $177,168,000   $107,259,000
                                                      ------------   ------------   ------------

Weighted average number of shares outstanding --
     primary:  Weighted average number of common
     shares outstanding                                103,985,000    103,926,000    105,029,000

     Dilutive effect of stock options after
     application of treasury stock method                  230,000        524,000        708,000

     Dilutive effect of Convertible Preferred Stock      1,625,000      1,609,000        134,000
                                                      ------------   ------------   ------------

Weighted average number of shares outstanding          105,840,000    106,059,000    105,871,000
                                                      ------------   ------------   ------------

Net earnings per share:
     Primary                                          $        .45   $       1.67   $       1.01
                                                      ------------   ------------   ------------

                                                                      Exhibit 11
                                                                      ----------

                CALCULATION OF FULLY DILUTED EARNINGS PER SHARE

                                                             Year Ended April 30,
                                                       1997          1996          1995
                                                  ------------   ------------   ------------

Net earnings                                      $ 47,755,000   $177,168,000   $107,259,000
                                                  ------------   ------------   ------------

Weighted average number of shares outstanding -
     fully diluted:  Shares used in calculating
     primary earnings per share                    105,840,000    106,059,000    105,871,000

     Additional effect of stock options after
     application of treasury stock method               32,000           --          155,000
                                                  ------------   ------------   ------------

Weighted average number of shares outstanding      105,872,000    106,059,000    106,026,000
                                                  ------------   ------------   ------------

Net earnings per share:
     Fully diluted                                $        .45   $       1.67   $       1.01
                                                  ------------   ------------   ------------


                                       45